Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

October 31, 2005

Aggregate Note Amount	Aggregate Note Amount
Original	800,000,000.00

Note Balance @ 9/30/05	599,464,696.04
Principal distributable amount	19,715,607.54

Note Balance @ 10/31/05	579,749,088.50

Note Amount	Class A-1 Note Amount
Original	168,000,000.00

Note Balance @ 9/30/05	0.00
Principal distributable amount	0.00

Note Balance @ 10/31/05	0.00

Note Amount	Class A- 2 Note Amount
Original	190,000,000.00

Note Balance @ 9/30/05	159,157,050.07
Principal distributable amount	18,708,139.99

Note Balance @ 10/31/05	140,448,910.08

Note Amount	Class A-3 Note Amount
Original	252,000,000.00

Note Balance @ 9/30/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 10/31/05	252,000,000.00

Note Amount	Class A-4 Note Amount
Original	157,675,000.00

Note Balance @ 9/30/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 10/31/05	157,675,000.00

Note Amount	Class B Note Amount
Original	32,325,000.00

Note Balance @ 9/30/05	30,632,645.97
Principal distributable amount	1,007,467.55

Note Balance @ 10/31/05	29,625,178.42

Distributable Amounts	Total
Interest Distributable Amount	1,773,385.81
Principal Distributable Amount	19,715,607.54

Total	21,488,993.35

Distributable Amounts	Class A-1
Interest Distributable Amount	0.00
Principal Distributable Amount	0.00

Total	0.00

Distributable Amounts	Class A-2
Interest Distributable Amount	431,050.35
Principal Distributable Amount	18,708,139.99

Total	19,139,190.34

Distributable Amounts	Class A-3
Interest Distributable Amount	743,400.00
Principal Distributable Amount	0.00

Total	743,400.00

Distributable Amounts	Class A-4
Interest Distributable Amount	501,932.08
Principal Distributable Amount	0.00

Total	501,932.08

Distributable Amounts	Class B
Interest Distributable Amount	97,003.38
Principal Distributable Amount	1,007,467.55

Total	1,104,470.93

Note Factors		Class A-1	Class A-2
	10/31/2005	0.0000000%	73.9204790%

Note Factors		Class A-3	Class A-4
	10/31/2005	100.0000000%	100.0000000%

Note Factors		Class B
	10/31/2005	91.6478837%

Pool Data	$	#
Original Pool Balance	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 9/30/05	618,004,841.28	38,206
Principal Payments	19,484,719.07	550
Defaulted Receivables	840,649.52	49
Pool Balance at 10/31/05	597,679,472.69	37,607
Overcollateralization Target Amount	17,930,384.18
Recoveries	345,984.24

Weighted Average APR	6.72%
Weighted Average Remaining Term	50.46

	Aggregate Net Losses	Net Loss Ratio
August	295,856.94	0.54%
September	325,648.32	0.61%
October	494,665.28	0.96%

Average Net Loss Ratio		0.70%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ Second Priority Principal Distributable Amount	0.00

Account Balances	Advance	Reserve Fund
Balance as of 9/30/05	91,024.04	10,527,268.67
Balance as of 10/31/05	98,663.41	10,564,259.92
Change	7,639.37	36,991.25
Reserve Fund Requirement		10,190,970.33
Reserve Fund Supplemental Requirement/(Excess)		(373,289.59)

Distribution per $1,000	Total
Distribution Amount	26.8612417

Interest Distribution Amount	2.2167323
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	24.6445094

Distribution per $1,000	Class A-1
Distribution Amount	0.0000000

Interest Distribution Amount	0.0000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-2
Distribution Amount	100.7325807

Interest Distribution Amount	2.2686860
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	98.4638947

Distribution per $1,000	Class A-3
Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	34.1677008

Interest Distribution Amount	3.0008779
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	31.1668229

Servicing Fee	Total
Amount of Servicing Fee Paid	515,004.03
Total Unpaid	0.00

Delinquent Receivables	#	$
Past Due 31-60 days	431	6,496,195.45
Past Due 61-90 days	81	1,344,266.90
Past Due 91 + days	32	405,898.05
Total	544	8,246,360.40